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                                                              EXHIBIT 9.2




                           TRANSFER AGENCY AGREEMENT


         This Transfer Agency Agreement is made as of the ____ of _________, 1996 between Pacific Innovations Trust, a Delaware business trust (herein called the "Company"), having its principal office and place of business c/o PFPC, Inc., 103 Bellevue Parkway, Wilmington, Delaware 19809 and Pacific Mutual Life Insurance Company, a California corporation having its principal office and place of business at 700 Newport Center Drive, Newport Beach, California 92660 (herein called the "Transfer Agent").

                              W I T N E S S E T H:

         That for and in consideration of the mutual promises herein set forth, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Company may amend a Certificate by delivering to the Transfer Agent a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

         2. "Board of Trustees" shall mean the Board of Trustees of the Company.

         3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Company which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

         4. "Class" shall mean a subclass of shares within a particular series.

         5. "Custodian" shall mean the financial institution appointed as custodian under the terms and conditions of the Custody Agreement between the financial institution and the Company, or its successor(s).

         6. "Company Accountant" shall mean the entity appointed as accountant under the terms and conditions of the Accounting Services Agreement between the entity and the Company, or its successor(s).

         7. "Company Business Day" shall be deemed to be each day on which the New York Stock Exchange, Inc. and the Company are open for trading.




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         8.      "Manager" shall mean Bank of America, NT&SA, acting under the terms and conditions of the Management Agreement and includes any successor and assigns.

         9. "Officer" shall be deemed to be the Company's Chairman of the Board, the Company's President, any Vice President of the Company, the Company's Secretary, the Company's Treasurer, the Company's Controller, any Assistant Controller of the Company, any Assistant Treasurer of the Company and any Assistant Secretary of the Company, and any other person duly authorized by the Board of Trustees of the Company to execute any Certificate, instruction, notice or other instrument on behalf of the Company and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time, and any person reasonably believed by the Transfer Agent to be such a person.

         10. "Prospectus" shall mean with respect to a Class or Series of Shares, the last Company prospectus actually received by the Transfer Agent from the Company with respect to such Class or Series of Shares and with respect to which the Company has indicated a Registration Statement under the Securities Act of 1933, as amended, has become effective, including the Statements of Additional Information, incorporated by reference therein.

         11. "Funds" shall mean the various portfolios of the Company as described from time to time in the current and effective Prospectuses.

         12. "Shares" shall mean all or any part of each class or series of shares of beneficial interest of the Company listed in the Certificate, attached hereto as Appendix B, as may be amended from time to time, which are from time to time authorized and/or issued by the Company.

         13. "Transfer Agent" shall mean Pacific Mutual Life Insurance Company as transfer agent under the terms and conditions of this Agreement, its successor(s) or assigns(s).

         14. "Out of Pocket Expenses" means amounts reasonably necessary and actually paid to third parties by the Transfer Agent in the provision of the Transfer Agent services or pursuant to this Agreement. Such amounts will not include charges of legal counsel, but will otherwise include amounts paid for the following purposes: (i) postage and all freight and other delivery and bonding charges incurred by the Transfer Agent in delivering materials to and from the Company and in delivering all materials to dealers of shareholders;
(ii) all direct telephone, telephone transmission, telecopy, or other electronic transmission expenses incurred by the Transfer Agent in communication with the Company's dealers, shareholders or others, as required for the Transfer Agent to perform the services to be provided hereunder; (iii) all charges related to the settlement of




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shareholder transactions, including but not limited to NSCC/FUND SERV charges, bank wire charges, and checking account charges; (iv) charges associated with satisfying Internal Revenue Service tax reporting requirements; (v) expenses associated with Securities and Exchange Commission examinations of Company books and records; (vi) paper stocks and printing costs for statements, checks, envelopes, tax and other forms; and (vii) such other expenses paid or incurred by Transfer Agent on behalf of the Company at the request of the Manager. All out of pocket expenses for the preceding quarter shall be provided to the Board of Trustees at each quarterly meeting of such Board.

                                   ARTICLE II
                         APPOINTMENT OF TRANSFER AGENT

         1. The Company hereby appoints the Transfer Agent as transfer agent of all the Shares of the Company during the period of this Agreement.

         2.      (a)      The Transfer Agent hereby accepts appointment as
transfer agent and agrees to perform the duties thereof as herein set forth, including those duties set forth in Schedule I hereto.

                 (b) The services and specific capabilities to be provided under this Agreement by the Transfer Agent shall include those specifically listed in this Agreement.

         3. The Company shall deliver the following documents to the Transfer Agent:

                 (a) A copy of the Certificate of Trust and Declaration of Trust of the Company and all amendments thereto certified by the Secretary of the Company;

                 (b) A copy of the By-Laws of the Company, and all amendments thereto certified by the Secretary of the Company;

                 (c) A copy of a resolution of the Board of Trustees of the Company certified by the Secretary of the Company appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

                 (d) A Certificate signed by the Secretary or any Assistant Secretary of the Company specifying: with respect to each Class or Fund, the number of authorized Shares, the number of such authorized Shares issued, and the number of such authorized Shares issued and currently outstanding; the names and specimen signatures of the Officers of the Company; and the name and address of the legal counsel for the Company;

                 (e) Copies of the Company's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith; and





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                 (f)      Opinion of counsel for the Company with respect to
the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore).

                                  ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES

         1. The Company shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

                 (a) A certified copy of the amendment to the Declaration of Trust giving effect to such increase or decrease;

                 (b) In the case of an increase, an opinion of counsel for the Company with respect to the validity of the Shares of the Company and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if such to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                 (c) In the case of an increase, if the appointment of the Transfer Agent is expressly limited to the previously authorized number of Shares, a certified copy of a resolution of the Board of Trustees of the Company increasing the authority of the Transfer Agent.

         2. Prior to the issuance of any additional Shares of the Company pursuant to actions such as share dividends or share splits, and prior to any reduction in the number of Shares outstanding, the Company shall deliver the following documents to the Transfer Agent:

                 (a) A certified copy of the resolution(s) adopted by the Board of Trustees and/or the shareholders of the Company authorizing such issuance of additional Shares of the Company or such reduction, as the case may be; and

                 (b) An opinion of counsel for the Company with respect to the validity of the Shares of the Company and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).





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                                   ARTICLE IV
                                   ISSUANCE,
                       REDEMPTION AND TRANSFER OF SHARES

         1. The Transfer Agent acknowledges that it has received a copy of the Company's Prospectus with respect to its currently authorized Funds and Classes of Shares, which Prospectus describes how sales and redemption of shares of the Company shall be made, and the Transfer Agent agrees to accept purchase orders and redemption requests with respect to Company shares on each Company Business Day in accordance with such Prospectus. The Company agrees to notify the Transfer Agent in writing as soon as possible under the circumstances of any changes in the procedures set forth in the Prospectus regarding such purchase and redemption procedures.

          2. On each Company Business Day, the Transfer Agent shall, as of the time at which the Company computes the net asset value of each Class or Fund of the Company, issue to and redeem from the shareholder accounts specified in a purchase order, redemption request or computer tape, which in accordance with the Prospectuses is effective on such Company Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such Class or Fund specified in an advice received on such Company Business Day from the Company or the Company Accountant. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not effect such redemption in whole or in part and shall within twenty-four (24) hours orally advise both the Company and the Approved Institution which supplied such tape of the discrepancy.

          3. In connection with a reinvestment of a dividend or distribution on Shares of any Class or Fund of the Company, the Transfer Agent shall, as of each Company Business Day, as specified in a Certificate or resolution described in paragraph 1 of Article V, issue Shares of a Class or Fund to the appropriate shareholder account, based on the net asset value per Share of such Class or Fund specified in an advice received from the Company or its Company Accountant on such Company Business Day.

         4.      On each Company Business Day:

          (a) the Transfer Agent shall supply the Company Accountant with a statement specifying with respect to the immediately preceding Company Business
Day: the total number of Shares of each Class or Fund (including fractional shares) issued and outstanding at the opening of business on such day; the total number of Shares of each Class or Fund sold on such day, pursuant to paragraph 2 of this Article IV; the total number of Shares of each Class or Fund redeemed by the Transfer Agent on such day; the total number of Shares of each Class or Fund, if any, sold on such day pursuant to paragraph 3 of this
Article IV; and the total number of Shares of each Class or Fund issued and outstanding. On the same day such statement is received by the Company, the Company





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shall confirm the information contained therein, after making any necessary correction, by delivering to the Transfer Agent a Certificate with respect to the same, if requested by Transfer Agent.

         (b) The Transfer Agent shall supply by telephone call to an Officer of the Company or by such other form to such other person as shall be agreed upon from time to time by the Company and the Transfer Agent:

                 i) The total dollar amount to be applied to the purchase of Shares of each Class or Fund on such day, computed by aggregating the amount so specified in such of the purchase orders described in paragraph 1 of this
Article IV with respect to which payment has been, or will be, credited by the Custodian to the Company's custody account with the Custodian on such day. The Transfer Agent shall also accept with respect to each Company Business Day, at such times as are agreed upon from time to time, in writing by the Transfer Agent and the Company, a computer tape, as described in Article IV, Section 12(a), or in such other form as may be agreed upon by the Company and the Transfer Agent, consistent in all respects with the Transfer Agent's transmission layout package, as amended from time to time, upon prior written notice to the Company or its Distributor, which is believed by the Transfer Agent to be furnished by or on behalf of any Approved Institution. The Transfer Agent shall not be liable for any loss or damage to the Company or it shareholders in the event that a computer tape or electronic date transmission from an Approved Institution is unable to be processed for any reason beyond the control of the Transfer Agent, or if any other information on such tape or transmission is found to be incorrect.

                 ii) The total dollar amount of Shares of each Class or Fund redeemed on such day, computed by aggregating the amount so specified in
(a) such of the redemption requests described in paragraph 1 of this Article IV with respect to which the amount payable as redemption proceeds has been, or will be, charged by the Custodian on such day, and (b) all computer tapes described in paragraph 4(b)(i) of this Article IV with respect to which the amount payable as redemption proceeds has been, or will be, charged by the Custodian on such day.

         (c) The Transfer Agent shall furnish the Custodian with a statement (which may be by electronic facsimile transfer) setting forth the number and dollar amount of each Class or Fund of Shares to be redeemed on such Company Business Day in accordance with paragraph 2 of this Article IV.

         5. In connection with each purchase and each redemption of Shares, and each reinvestment of a dividend or distribution of Shares, the Transfer Agent shall send to the affected shareholder such statements as are prescribed by the federal securities laws applicable to transfer agents and as are described in the applicable Prospectus. If the Prospectus indicates that certificates for Shares are available and if specifically requested in writing by any shareholder, or if otherwise required hereunder, the Transfer Agent shall countersign, issue and mail by first-class mail to such shareholder at the address set forth in





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the records of the Transfer Agent, a Share certificate for any full Shares requested, but Transfer Agent is not required to issue or mail certificates for Shares, if not required by the Board of Trustee, or regulatory authority.

         6. In connection with a redemption of Shares, the Transfer Agent shall cancel the redeemed Shares and, after making appropriate deduction for any withholding of taxes required of it by applicable law, (a) in the case of a redemption of Shares pursuant to a redemption described in paragraph 1 of this
Article IV, make payment in accordance with the Company's redemption and payment procedures described in the Prospectuses, and (b) in the case of a redemption of Shares pursuant to a computer tape described in paragraph 4(b)(i) of this Article IV, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in the computer tape.

         7. The Transfer Agent shall not be required to issue any Shares after it has received from an Officer of the Company or from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.

         8. Upon the issuance of any Shares in accordance with this Agreement, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Company in connection with such issuance of any Shares.

         9. The Transfer Agent shall accept a computer tape consistent with the Transfer Agent's transmission layout package, as amended from time to time upon prior notice to the Company or the Distributor, which is reasonably believed by the Transfer Agent to be furnished by or on behalf of an Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another such account, and shall effect the transfers specified in said computer tape. The Transfer Agent shall not be liable for any losses to the Company or its shareholders in the event that a computer tape or electronic data transmission from and Approved Institution is unable to be processed for any reason beyond the control of the Transfer Agent, or if any of the information on such tape or transmission is found to be incorrect.

         10.     (a)      Except as otherwise provided in sub-paragraph (b) of
this paragraph and in paragraph 12(a) of this Article IV, Shares shall be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of any transfer taxes. The Transfer Agent reserves the right to refuse to transfer or





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redeem Shares until it is satisfied that the endorsement on the share certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized officer of the Company, a guarantee of signature, acceptable to the Transfer Agent and in compliance with applicable law. The Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent, may in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time and as is applicable to the transfer in question, and the Company shall indemnify the Transfer Agent for any act performed or omitted by it in good faith in reliance upon such laws.

                 (b) Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, the Transfer Agent shall be fully protected by the Company in the event the Transfer Agent does not require any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a redemption or transfer of Shares whenever the Transfer Agent reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the applicable Prospectus.

         11. Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 9 of this
Article IV or any redemption of any Shares pursuant to a computer tape described in this Agreement, any documents, including, without limitation, any documents of the kind described in sub-paragraph (a) of paragraph 12(a) of this
Article IV, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any share transfer taxes, and shall be fully protected in acting in accordance with the applicable provisions of this
Article IV.

         12.     (a)      As used in this Agreement, the terms "computer tape"
and "computer tape believed by the Transfer Agent to be furnished by an Approved Institution" shall include any tape or electronic transmission generated by the Transfer Agent to reflect information believed by the Transfer Agent to have been input by an Approved Institution, via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system (the "System"), located on the Transfer Agent's premises or utilized by the Transfer Agent. For purposes of paragraph 2 of this Article IV, such computer tape shall be deemed to have been furnished at such times as are agreed upon from time to time by the Transfer Agent and Company only if the information reflected thereon was input into the System at such times as are agreed upon from time to time by the Transfer Agent and the Company.

                 (b) Nothing contained in this Agreement shall constitute any agreement or representation by the Transfer Agent to permit, or to agree to permit, any Approved Institution to input information into a System.





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                 (c)      The Transfer Agent reserves the right to approve in
advance any Approved Institution, such approval not to be unreasonably withheld. The Transfer Agent also reserves the right to terminate any and all automated date communications, at its discretion, upon a reasonable attempt to notify the Company when in the opinion of the Transfer Agent continuation of such communications would jeopardize the accuracy and/or integrity of the Company's records on the System.

                                   ARTICLE V
                          DIVIDENDS AND DISTRIBUTIONS

         1. The Company shall furnish to the Transfer Agent a copy of a resolution of its Board of Trustees, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to a Class or Fund of Shares the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which Shareholders entitled to payment or accrual shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, authorizing the declaration of dividends and distributions on a daily or other periodic basis and authorizing the Transfer Agent to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

         2. It is understood that the Transfer Agent shall in no way be responsible for the determination of the rate or form of dividends or capital gain distributions due to the shareholders. It is expressly agreed and understood that the Transfer Agent is not liable for any loss as a result of processing a distribution based on information provided in the Certificate that is incorrect. The Company agrees to pay the Transfer Agent for any and all costs, both direct and Out-of-Pocket Expenses, incurred in such corrective work as necessary to remedy such error.

                                   ARTICLE VI
                             CONCERNING THE COMPANY

         1.      The Company represents to the Transfer Agent that:

                 (a) It is a business trust duly organized and existing under the laws of the State of Delaware.

                 (b) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

                 (c) All requisite corporate proceedings have been held to authorize it to enter into and perform this Agreement.

                 (d) It is an investment company registered under the Investment Company Act of 1940 (the "1940 Act"), as amended.





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                 (e)      A registration statement has been filed under the
Securities Act of 1933, as amended, with respect to the Shares being offered for sale is effective. The Company shall notify the Transfer Agent if such registration statement or any state securities registrations have been terminated or a stop order has been entered with respect to the Shares.

         2. Each copy of the Declaration of Trust of the Company and any amendment thereto provided by the Company to the Transfer Agent shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if such Declaration of Trust and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Transfer Agent. Each copy of the Declaration of Trust and By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Company, shall be certified by the Secretary or Assistant Secretary of the Company.

         3. It shall be the sole responsibility of the Company to deliver to the Transfer Agent the Company's currently effective Prospectuses, and any and all amendments, supplements, stickers, and, for purposes of this Agreement, the Transfer Agent shall not be deemed to have notice of any information contained in such Prospectuses until they are actually received by the Transfer Agent.

                                  ARTICLE VII
                         CONCERNING THE TRANSFER AGENT

         1.      The Transfer Agent represents to the Company that:

                 (a) It is a corporation duly organized and existing under the laws of the State of California.

                 (b) It is empowered under applicable law and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

                 (c) All requisite corporate proceedings have been held to authorize it to enter into and perform this Agreement.

                 (d)      It is duly registered as a transfer agent under
Section 17A of the Securities Exchange Act of 1934, as amended, or exempt therefrom. The Transfer Agent shall promptly give written notice to the Company and the Manager in the event that its registration is revoked or a proceeding is commenced that could result in such revocation.

         2. The Transfer Agent shall not be liable and shall be indemnified in acting upon any computer tape, writing or document reasonably believed by it to be genuine and to have been signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof





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from the Company or such person.  It shall also be protected in processing
Share certificates which bear the proper countersignature of the Transfer Agent and which it reasonably believes to bear the proper manual of facsimile signature of the Officers of the Company.

         3. The Transfer Agent upon notice to and consent of the Company, which consent will not be unreasonably withheld, may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may be deemed advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

         4. The Transfer Agent shall keep such records as are specified in Schedules I and II hereto in the form and manner and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the 1940 Act, as amended. The Transfer Agent may deliver to the Company from time to time at its discretion, for safekeeping or disposition by the Company, in accordance with law, such records, papers, Share certificates which have been canceled in transfer, exchange or redemption, or other documents accumulated in the execution of its duties as such Transfer Agent, as the Transfer Agent may deem expedient, other than those which the Transfer Agent is required to maintain pursuant to applicable laws and regulations. The Company shall assume all responsibility for any failure thereafter to produce any record, paper, canceled Share certificate, or other document so returned, if and when required. The records maintained by the Transfer Agent pursuant to this paragraph 4, which have not been previously delivered to the Company pursuant to the foregoing provisions of this paragraph 4, shall be considered to be the property of the Company, shall be made available upon request for inspection by the officers, employees, and auditors of the Company or other persons authorized by the Company and shall be delivered to the Company upon request and in any event upon the date of termination of this Agreement, as specified in Article VIII of this Agreement, in the form and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Company. Upon reasonable request by the Company, the Transfer Agent shall provide in hard copy or on microfilm, whichever the Transfer Agent shall elect, any records included in any such delivery which are maintained by the Transfer Agent on a computer disk or are similarly maintained.

         5. The Transfer Agent shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, except for any loss or damage arising out of its bad faith, negligence, willful misfeasance, or reckless disregard of its duties under this Agreement.

         6. In performing its services hereunder, the Transfer Agent shall seek to attain the Performance Objectives set forth in hereto. The Transfer Agent's failure to meet any Transfer Agent Performance Objective shall not in and of itself constitute willful misconduct or negligence under this Agreement.





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         7.      (a)      The Company shall indemnify and hold harmless the
Transfer Agent, its officers, trustees, employees, and agents from and against all claims (whether with or without basis in fact or law), demands, expenses (including attorneys' fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person as a result of any action taken or omitted to be taken by the Transfer Agent in good faith and without negligence or willful misconduct or in reliance upon (i) any provision of this Agreement; (ii) the Prospectuses; (iii) any instruction or order including, without limitation, any computer tape reasonably believed by the Transfer Agent to have been received from an Approved Institution; (iv) any instrument or order reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Company; (v) any Certificate or other instruction of an Officer; or (vi) any opinion of legal counsel for the Company or Transfer Agent. The Company shall indemnify and hold harmless the Transfer Agent, its officers, trustees, employees, and agents from and against all claims (whether with or without basis in fact or law), demands, expenses (including attorneys' fees) and liabilities of any nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in good faith in connection with its appointment or in reasonable reliance upon any law, act, regulation or any interpretation of the same even though such law, act or regulation may have been altered, changed, amended or repealed thereafter.

                 (b) The Transfer Agent shall indemnify and hold harmless the Company, its officers, trustees, employees and agents from and against all claims (whether with or without basis in fact or law), demands, expenses (including attorneys' fees) and liabilities of any and every nature which the Company may sustain or incur or which may be asserted against the Company by any person as a result of any action taken or omitted to be taken by the Transfer Agent which constitutes negligence or willful misconduct or arising out of a failure of the Transfer Agent to comply with this Agreement or a breach by the Transfer Agent of any representation contained in this Agreement of the attached Exhibits or Schedules.

                 (c) Neither party ("Indemnified Party") shall settle nor make any compromise of any claim, demand, expense or liability to which it may seek indemnity pursuant to paragraph 7(a) of this Article VII (each, an "Indemnification Claim") without the express written consent of the other party ("Indemnifying Party"). The Indemnified Party shall notify the Indemnifying Party within 15 days of receipt of notification of an Indemnifiable Claim, provided that the failure by the Indemnified Party to furnish such notification shall not impair its right to seek Indemnification from the Indemnifying Party unless the Indemnifying Party's ability to adequately defend the Indemnificable Claim is impaired as a result of such failure, and further provided, that if as a result of the Indemnified Party's failure to provide the Indemnifying Party with timely notice of the initiation of litigation, a judgment by default is entered, prior to seeking indemnification from the Indemnifying Party, the Indemnified Party, at its own cost and expense, shall oppose such judgment. The Indemnifying Party shall have the right to defend any Indemnifiable Claim at its own expense, provided that such defense shall be conducted by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. The Indemnified Party may join in such defense at its own expense, but to the extent that it shall so desire, the Indemnifying Party shall direct such defense. The Indemnifying Party shall not settle any Indemnifiable Claim without the express written consent of the Indemnified Party if the Indemnified Party determines that such settlement would have an adverse effect on the Indemnified Party beyond the scope of this Agreement. In such event, each of the Indemnifying Party and the Indemnified Party shall be responsible for their own defense at their own cost and expense, and such claim shall not be deemed an Indemnifiable Claim hereunder. If the Indemnifying Party fails or refuses to defend in Indemnifiable Claim, the Indemnified Party may provide its own defense at the cost and expense of the Indemnifying Party.

                 (d) Notwithstanding an provision in this Agreement to the contrary, the Indemnifying Party shall not indemnify the Indemnified Party against any liability or expense arising out of the Indemnifying Party's negligence, willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Indemnified Party shall indemnify and hold harmless the Indemnifying Party from and against any and all claims (whether with or without basis in fact or law), losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Indemnified Party as a result of the Indemnified Party's bad faith, negligence, willful misfeasance or reckless disregard of its duties under this Agreement.

         8. Excluded from the consideration of whether the Transfer Agent has been negligent or has breached this Agreement shall be any period of time, and only such period of time, during which the Transfer Agent's performance is materially affected by reason of circumstances beyond its control (collectively, "Causes"), including without limitation mechanical breakdowns of equipment (including any alternative power supply and operating systems software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, strikes, lockouts, work stoppages, earthquake or other similar circumstances.

         9. At any time, the Transfer Agent may apply to an Officer of the Company for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or omitted by it in good faith in accordance with such written instructions. Such application by the Transfer Agent for written instructions from an Officer of the Company may set forth in writing any action proposed to be taken or omitted by the Transfer Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. The Transfer Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting any such action, the Transfer Agent has received written instructions in response to such application specifying the action to be taken or omitted. The Transfer Agent may consult with counsel of the Company, or upon notice to and consent of the Company and Manages, its own counsel, at the expense of the Company and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Company or its own counsel.

         10. The Transfer Agent shall issue and mail subscription warrants for Shares, Shares representing share dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Transfer Agent may deem necessary.

         11. The Transfer Agent shall supply shareholder lists to the Company upon receiving a request therefor from an Officer of the Company.

         12.     (a)      The Transfer Agent shall treat confidentially and as
proprietary information of the Company records and other information relative to the Company and to persons who are at any time shareholders of the Company, and shall not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. In case of any request or demand for the inspection of the shareholder records of the Company, including, but not limited to regulatory agencies, the Transfer Agent shall endeavor to notify the Company promptly in writing, and to secure instructions from an Officer as to such inspection. The Transfer Agent reserves the right, however, to exhibit the shareholder records to any person whenever it receives an opinion from its counsel that there is a reasonable likelihood that the Transfer Agent will be held liable for the failure to exhibit the shareholder records to such person; provided, however, that in connection with any such disclosure the Transfer Agent shall promptly in writing notify the Company and the Manager that such disclosure has been made or is to be made.

                 (b) The obligations of confidentiality in this Section shall survive termination or cancellation of this Agreement and shall not apply to any information which a party has in its possession when disclosed to it by the other party, information which a party develops, information which is or becomes known to the public other than by breach of this Agreement, or information rightfully received by either party from a third-party without the obligation of confidentiality.

         13. At the request of an Officer of the Company, the Transfer Agent shall address and mail such appropriate notices to shareholders as the Company may direct.

         14. Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                 (a) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Approved Institution or of the Company to request such sale or issuance;

                 (b) The legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Approved Institution or of the Company to request such transfer or redemption;

                 (c) The legality of the declaration of any dividend by the Company, or the legality of the issue of any Shares in payment of any share dividend; or

                 (d) The legality of any recapitalization or readjustment of Shares.

         15. The Transfer Agent shall be entitled to receive and the Company hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in
Schedule I hereto, (i) its reasonable Out-of-Pocket Expenses (including legal expenses and attorneys' fees) incurred in connection with its performance hereunder and (ii) such compensation as may be agreed upon in writing from time to time by the Transfer Agent and the Company.

         16. The Transfer Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Transfer Agent.

         17.     Purchase and Price of Services.

                 (a) The Company shall compensate the Transfer Agent for, and the Transfer Agent will provide, beginning on the execution date of this Agreement and continuing until the termination of this Agreement as provided herein, the Services set forth in Schedules I.

                 (b) The current unit prices for the Services shall be as set forth in Schedule II (the "Schedule II Fee Schedule"). At least 90 days prior to the end of each calendar year, the Transfer Agent may negotiate with the Company to adjust the Schedule II Fee Schedule for the following calendar year upon the approval of the Board of Trustees of the Company.
Notwithstanding the above, at any time the Transfer Agent shall be entitled to increased fees or one-time charges due to changes in legal or regulatory requirements; provided that such increased fees or one-time charges shall be subject to the approval of the Board of Trustees of the Company, which approval shall not be unreasonably withheld.

         18.     Billing and Payment.

                 (a)      The Transfer Agent shall bill the Company as follows:
(i) monthly in arrears for Accounts maintained and in arrears for any Out-of-Pocket Expenses incurred by the Transfer Agent; provided, however, that with respect to Out-of-Pocket Expenses, the Transfer Agent shall provide the Company monthly with an amount to be advanced to the Transfer Agent for estimated postage expenses for the following month. Documentation to support reconciliation of actual postal charges shall be provided to the Company monthly. The Transfer Agent may from time to time request the Company to make additional advances when appropriate.

                 (b) The Company shall pay the Transfer Agent in immediately available funds at Newport Beach, California within thirty (30) days of the date of the bill, provided the bill is received in proper order and on a timely basis.

         19. The name "Pacific Innovations Trust" refers to the trust created by, and the trustees, as trustees but not individually or personally, acting from time to time under, a Declaration of Trust dated __________, 1996, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustee, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the trustees or be any officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any Fund or Class of Shares of the Company may enforce claims against the Company only against the assets belonging to such Fund or Class.

         20. Transfer Agent shall provide the Company and the Manager with annual financial statements not later than 150 days after the end of each of Transfer Agent's fiscal years. These financial statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent firm of certified public accounts. Upon the Company's request, Transfer Agent shall provide the Company and the Manager with its quarterly financial statements no later than 60 days after the end of each fiscal quarter.

                                  ARTICLE VIII
                                  TERMINATION

         1. Either of the parties hereto may terminate this Agreement by giving to the other party notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice.

         2. If either party fails to observe, keep or perform any material term or condition of this Agreement, or if a voluntary or involuntary petition is commenced by or against either party under Title 11 of the United States Code or a party becomes insolvent, or should any substantial part of either party's property be subject to any levy, seizure, assignment, application or sale for or by any creditor or government agency, the other party may terminate this Agreement in whole or in part. The party seeking to terminate this Agreement shall give the other party written notice of any of the foregoing claimed to be a basis for termination, and the Agreement shall terminate 30 days after the receipt of the notice if the party receiving the notice has then failed to correct or remedy the situation. The party charged with alleged material breach may initiate the procedures in Article IX

Section 5, and in that case, termination shall not be effective during the pendency of such procedures. In the event such notice is given by the Company, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Company, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement.

         3. In the event such notice is given by the Transfer Agent, the Company shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board of Trustees certified by the Secretary or an Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Company, the Company shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement. Transfer Agent shall immediately apprise the Company of all formal proceedings against the Transfer Agent by the SEC and notice of any SEC finding of deficiency in an informal review to the extent such reviews involve the Transfer Agency function.

         4. In the event this Agreement is terminated as provided herein, upon the written request of the Company, the Transfer Agent shall deliver the records of the Company on electromagnetic media to the Company or its successor transfer agent. The Company shall be responsible to the Transfer Agent for the reasonable costs and expenses associated with the preparation and delivery of such media, including copies of computer ready formats, to the extent such costs were approved by the Company prior to such costs being incurred. Upon termination as described in Article VII, for so long as the Transfer Agent continues to perform any one or more of the services contemplated by this Agreement or any Schedule hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by the Transfer Agent but unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. The Transfer Agent shall be entitled to collect from the Company, in addition to the compensation described in this Agreement the amount of all of the Transfer Agent's cash disbursements for services approved in advance by the Company in connection with the Transfer Agent's activities in effecting such terminate, including without limitation the delivery to the Company and/or its designees of the Company's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, the Transfer Agent shall provide the Company with reasonable access to any Company documents or records remaining in its possession and previously provided to the Company.

                                   ARTICLE IX
                                 MISCELLANEOUS

         1. Representatives of the Company's independent outside auditors ("Auditors") shall have the right from time to time to perform on-site audits at the facility of the Transfer Agent which do not result in an unreasonable disruption of the business of the Transfer

Agent. Such audits shall be conducted in accordance with an audit program, the scope and frequency of which shall be agreed upon from time to time in good faith by the parties. The Auditors may obtain a reasonable number of copies of records and accounts directly related to the services to be supplied hereunder the by Transfer Agent. Except as provided in clause (c) below, nothing in this paragraph shall be deemed to permit the Auditors to have access to any records or information concerning (a) any other customer of the Transfer Agent, (b) the manner or method used by the Transfer Agent in establishing the fees it charges any customer, including the Company, or (c) the Transfer Agent's internal operating procedures, provided that the Transfer Agent shall permit officers or employees of the Auditors to have access to such internal operating procedures to the extent necessary for the proper completion of such audit and the expression of the unqualified opinion in the Company's semi-annual report on Form N-SAR, provided such Auditors have agreed to keep such internal operating procedures confidential and treat such information as proprietary information of the Transfer Agent.

         2. During the term of this Agreement, at no additional cost to the Company, the Transfer Agent shall provide a facility capable of safeguarding the transfer agency records of the Company in case of damage to the primary facility providing those services (the "Back-Up Facility"). Transfer of the transfer agency records of the Company to the Back-Up Facility shall be at the Transfer Agent's expense, shall commence immediately after damage to the primary facility results in an inability to provide the transfer agency services, and shall be completed within 72 hours of commencement. After the primary facility has recovered, the Transfer Agent shall again utilize it to provide the transfer agency services to the Company at no additional cost to the Company. The Transfer Agent shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility.

         3. The Transfer Agent represents that it has and is currently registered as a transfer agent with the Securities and Exchange Commission ("SEC") and has complied with the SEC's regulations for registered transfer agents, or is exempt therefrom. The Transfer Agent agrees that it will continue to be registered with the SEC as a transfer agent for the duration of this Agreement. Should the Transfer Agent fail to be registered with the SEC as a transfer agent at any time during this Agreement, the Company may, upon written notice to the Transfer Agent, immediately terminate this Agreement, or is no longer exempt therefrom.

         4. The following procedures will be adhered to in all disputes arising under this Agreement which the parties cannot resolve informally. The aggrieved party shall notify the other party in writing of the nature of the dispute with as much detail as possible about the deficient performance of the other party. Representatives of the parties shall meet (in person or by telephone) within seven days of the date of the written notification to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective parties. The representatives of the parties shall produce a report about the nature of the dispute in detail to their respective management. If the representatives of the parties are unable to agree on corrective action, the managers to whom the representatives of the parties report or their successors ("Management") shall meet or otherwise act to facilitate an agreement within 14 days of the date of the written notification. If Management cannot resolve the dispute, or agree upon a written plan of corrective action to do so, within seven days after their initial meeting or other action, or if the agreed upon completion dates in the written plan of correction action are exceeded, either party may request arbitration as provided for in this Agreement. Except as otherwise specifically provided, neither party shall terminate this Agreement for breach or initiate arbitration or other dispute resolution procedures unless and until this dispute resolution procedure has been employed or waived in writing by both parties.

         5.      (a)      Any controversy or claim between or among the
parties, including, but not limited to, those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the auspices and rules of the American Arbitration Association then in effect. The parties submit to personal jurisdiction in San Francisco, California. Each party may serve a single request for production of documents. If disputes arise concerning these requests, the arbitrator(s) shall have sole and complete discretion to determine the disputes. The arbitrator(s) shall give effect to statutes of limitation in determining any claim, and any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s) The arbitrator(s) shall deliver a written opinion setting forth findings of fact and the rationale for the decision. The arbitrator(s) shall reconsider the decision once upon the motion and at the expense of a party.

                 (b) The confidentiality provisions of Article VII Section 12 of this Agreement shall apply to the arbitration proceeding, all evidence taken and the opinion. Judgment upon the decision rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (c) No provision of this section shall limit the right of a party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of a remedy does not waive the right of either party to resort to arbitration.

                 (d) If a legal action or arbitration is commenced in connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees actually incurred (including allocated costs for in-house legal services), costs and necessary disbursements incurred in connection with such action or proceeding, as determined by the court or arbitrator(s).

         6. The Company agrees that prior to effecting any change in any Prospectus which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change prior to the intended date of the same, and shall proceed with such change only if it shall have received the consent of the Transfer Agent thereto, which shall not be unreasonably withheld.

         7.      (a)      Notices of any kind to be given to the Manager
hereunder shall be in writing and shall be duly given if mailed or delivered to the Manager at the following address:

Bank of America NT&SA                       With a copy to:
555 South Flower Street                     _________________
5th Floor                                   Bank of America NT&SA
Los Angeles, CA  90071                      555 South Flower Street
                                            8th Floor
Attn:  Debra McGinty Poteet                 Los Angeles, CA  90071


or at such other address or to such individual as shall be so specified by the Manager.

                 (b) Notices of any kind to be given to the Transfer Agent hereunder shall be in writing and shall be duly given if mailed or delivered to the Transfer Agent at the following address:

                          Pacific Mutual Life Insurance Company
                          700 Newport Center Drive
                          Newport Beach, CA 92660
                          Attn: _____________________________

or at such other address or to such individual as shall be so specified by the Transfer Agent.

                 (c) Notices of any kind to be given to the Company shall be in writing and shall be duly given if mailed or delivered to the Company at the following address:

Pacific Innovations Trust
c/o PFPC, Inc.                                 With a copy to:
103 Bellevue Parkway                           Cathy G. O'Kelly, Esq.
Wilmington, Delaware 19809                     Vedder, Price, Kaufman & Kammholz
                                               222 N. LaSalle
                                               26th Floor
                                               Chicago, Illinois 60695

         8. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties to this Agreement.

         9. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party. This Agreement will automatically terminate in the event of its assignment, as described hereunder, or as such term is defined in the 1940 Act.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to principles of conflicts of law).

         11. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

         12. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Company, and no rights shall be granted to any other person by virtue of this Agreement, except upon assignment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

Pacific Mutual Life Insurance Company       Pacific Innovations Trust


By:                                         By:
   ----------------------------------          ---------------------------

By:
   ----------------------------------

                            TRANSFER AGENT AGREEMENT

                                   APPENDIX A


                 I, ___________________, President and I, _______________,
Secretary, of PACIFIC INNOVATIONS TRUST, a Delaware business trust (the "Company"), do hereby certify that:

                 The following individuals have been duly authorized by the board of Trustees of the Company in conformity with the Company's Declaration of Trust and By-Laws to execute any Certificate, instruction, notice or other instrument, including an amendment to Appendix B or Schedule I hereto, or to give oral instructions on behalf of the Company, and the signatures set forth opposite their respective names are their true and correct signatures.

            NAME                                     SIGNATURE

-----------------------------          -----------------------------------

-----------------------------          -----------------------------------

-----------------------------          -----------------------------------

-----------------------------          -----------------------------------

-----------------------------          -----------------------------------

                                       PACIFIC INNOVATIONS TRUST


                                       By:
                                          --------------------------------
                                            ------------------------------
                                            President


Dated:                                  By:
      -----------------------              -------------------------------
                                            ------------------------------
                                            Secretary

                           TRANSFER AGENCY AGREEMENT

                                   APPENDIX B


                 I, ____________________, President and I, ______________,
Secretary, of PACIFIC INNOVATIONS TRUST, a Delaware business trust (the "Company"), do hereby certify that:

                 The following is a list of the Funds of the Company issued and/or authorized on or before the date of this Transfer Agency Agreement:


              FUND                                   CLASS




                                       PACIFIC INNOVATIONS TRUST


                                       By:
                                          --------------------------------




Dated:                                 By:
      -----------------------             --------------------------------

                                   SCHEDULE I

                            DESCRIPTION OF SERVICES


                 In consideration of the fees to be paid in such manner and at such times as the Company and the Transfer Agent may agree, the Transfer Agent shall provide the services set forth below:

                 Examine and establish new accounts, and record initial payments, subsequent payments, liquidations, exchanges, wire order trades, direct trades, dividends, reinstatement of dividends, dividend statements, issue certificates and provide dealer statements as required.

DAILY ACTIVITY

         Maintain the following shareholder information on computer recordkeeping systems or in such other manner as the Transfer Agent shall determine:

                 Shareholder Name and Address, including Zip Code;

                 Balance of uncertificated Shares;

                 Balance of certificated Shares;

                 Certificate number, number of Shares, issuance date of each certificate outstanding and cancellation date for each certificate no longer outstanding, if issued;

                 Balance of Shares;

                 Balance of dollars available for redemption;

                 Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available;

                 Original establishment date for accounts opened by exchange;

                 W-9 withholding status and periodic reporting if applicable;

                 Social Security or taxpayer identification number, and indication of certification if applicable;

                 Historical transaction on the account for the most recent 12 months, or other period as mutually agreed to from time-to-time;

FUNCTIONS

         Examine and process transfers of Shares insuring that all transfer requirements and legal documents have been supplied.

         Process and confirm address changes.

         Process standard account record changes as required, i.e. dividend codes, dealer and salesperson codes, etc.

         Perform backup withholding for those accounts which federal government regulations indicate is necessary.

         Prepare and mail shareholder reporting forms relative to processing performed, including 1099s, as required.

REPORTS PROVIDED

         Daily Journals                           Reflecting all Shares and
                                                  dollar activity for the
                                                  previous day


         N-SAR Report                             Supply monthly correspondence,
                                                  redemption and liquidation
                                                  information for use in
                                                  Company's N-SAR Report




         Additionally, the following will be provided at the Company's request to the Company at no charge:

         1.      Shareholder listings

         2.      Dealer Transaction Totals.

         3.      Monthly average daily balance reports.

         4. Prepare and mail copies of summary statements to dealers and manager;

DEALER SERVICES


         Prepare and mail statements to dealers daily.

         Prepare and mail copies of statements to dealers, same frequency as investor statements.

PERIODIC ACTIVITIES

         Mail transaction confirmation statements daily to investors.

         Mail periodic statement to investors.

         Compute, prepare and furnish all necessary reports to Governmental authorities: Forms 1096, 1099DIV, 1099B, 1042 and 1042S.

                                  SCHEDULE II

                       FEE SCHEDULE - PACIFIC INNOVATIONS


Funds:

Money Market Fund
Managed Bond Fund
Capital Income Fund
Mid-Cap Fund
Blue Chip Fund
Aggressive Growth Fund
International Fund


 .05% on an annual basis for each of the Funds' average daily net assets, accrued daily & payable monthly.